EXHIBIT 2

ORANGE CAPITAL LLC, ORANGE CAPITAL MASTER I, LTD., DANIEL LEWIS (COLLECTIVELY, “ORANGE CAPITAL”), LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC, JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS", AND, TOGETHER WITH ORANGE CAPITAL, “ORANGE/L&B”), MARC GORDON, GREGORY HUGHES, AND JEREMY PEMBERTON (TOGETHER WITH ORANGE/L&B, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE MACERICH COMPANY (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, ORANGE/L&B’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Land & Buildings Investment Management, LLC and Orange Capital, LLC, together with the entities and individuals below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of The Macerich Company (the “Company”) in connection with the 2015 annual meeting of stockholders (the “Proxy Solicitation”).

The Participants include (i) Land & Buildings Capital Growth Fund, L.P. (“L&B Fund”); (ii) Land & Buildings Investment Management, LLC (“L&B IM”); (iii) Jonathan Litt (together with L&B Fund and L&B IM, “Land & Buildings”); (iv) Orange Capital, LLC (“Orange Capital”); (v) Orange Capital Master I, Ltd. (“Orange Fund”); (vi) Daniel Lewis (together with Orange and Orange Fund, the “Orange Capital Parties”); and (vii) each of the following individuals whom, in addition to Mr. Litt, Land & Buildings and the Orange Capital Parties propose to nominate as a director pursuant to the Proxy Solicitation: Marc Gordon, Gregory F. Hughes and Jeremey Pemberton (together with Mr. Litt, the “Nominees”).

The principal business of L&B Fund is to serve as a private investment fund. The principal business of L&B IM is investment management. The principal business of Mr. Litt is to serve as the portfolio manager of L&B IM. The principal business of Orange Fund is to invest in securities. The principal business of Orange Capital is investment management. The principal business of Mr. Lewis is to serve as Managing Partner of Orange.

The principal business of Mr. Gordon is to serve as a Principal for Rubicon Holdings, LLC, an investment asset management and consulting company. The principal business of Mr. Hughes is to serve as a Principal for Roscommon Capital Limited Partnership, a financial advisory and investment firm. The principal business of Mr. Pemberton is to serve as a Managing Director at Waypoint Residential LLC, a real estate investment manager.

The principal business address of (i) L&B Fund and Mr. Litt is c/o Land & Buildings Investment Management, LLC, 1 Landmark Square, 7th Floor, Stamford, CT 06901 and (ii) L&B IM is 1 Landmark Square, 7th Floor, Stamford, CT 06901. The principal business address of (i) Orange Capital and Mr. Lewis is 1370 Avenue of the Americas, 23rd Floor, New York, New York 10019 and (ii) Orange Fund is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY-9007, Cayman Islands. The principal business address of Mr. Gordon is 1117 East Putnam Avenue #481, Riverside, CT 06878. The principal business address of Mr. Hughes is 351 East 51st Street, New York, NY 10022. The principal business address of Mr. Pemberton is 3 Pickwick Plaza, Greenwich, CT 06830.

As of the close of business on April 15, 2015, the Participants may have been deemed to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) an aggregate of 999,400 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), including 794,000 shares of Common Stock issuable upon the exercise of options. Of the 999,400 Common Shares beneficially owned in the aggregate by the Participants: (a) L&B IM, L&B Fund and Mr. Litt may be deemed to beneficially own the 165,900 shares of Common Stock directly held by L&B Fund, including 100 shares of Common Stock held in record name by L&B Fund; (b) L&B and Mr. Litt may be deemed to beneficially own an additional 38,500 shares by virtue of an investment management agreement between L&B and a separate managed account; and (c) Orange Capital, Orange Fund and Mr. Lewis may be deemed to beneficially own the 795,000 shares of Common Stock (including 794,000 shares of Common Stock issuable upon the exercise of call options) deemed to be beneficially owned by Orange Fund.

Between April 9, 2015 and April 14, 2015, Orange Fund (i) bought cash-settled call options covering 794,000 shares of Common Stock with an expiration date of September 18, 2015 and a strike price of $85.00 and (ii) sold cash-settled put option contracts covering 1,608,000 shares of Common Stock with expiration dates ranging from June 19, 2015 to September 18, 2015 and a strike price of $75.00.

As a result of the Proxy Solicitation, Land & Buildings and the Orange Capital Parties may be deemed to be a “group” pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Collectively, Land & Buildings and the Orange Capital Parties may be deemed to beneficially own 999,400 shares of Common Stock. Land & Buildings disclaims beneficial ownership of any shares of Common Stock beneficially owned by the Orange Capital Parties. The Orange Capital Parties disclaim beneficial ownership of any shares of Common Stock beneficially owned by Land & Buildings.